As filed with the Securities and Exchange Commission on January 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVNET, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	2211 South 47th Street	11-1890605
(State or Other Jurisdiction of	Phoenix, Arizona 85034	(I.R.S. Employer
Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	Identification No.)

AVNET EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

David R. Birk	Copies to:
Senior Vice President and General Counsel	David I. Schiller, Esq.
Avnet, Inc.	Gibson, Dunn & Crutcher LLP
2211 South 47th Street	2100 McKinney Avenue, Ste 1100
Phoenix, Arizona 85034	Dallas, Texas 75201
(480) 643-2000	(214) 698-3100

(Name and Address of Agent For Service)

(480) 643-2000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee(2)

Common Stock, $1.00 par value per share	1,000,000 shares	$23.58	$23,580,000	$1,907.62

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding Shares are converted or exchanged.

(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act based upon the average of the high and low prices for the Common Stock on January 13, 2004, which was $23.58.

INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 is filed by Avnet, Inc., a New York corporation (the “Registrant” or the “Company”), to register an additional 1,000,000 shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), that may be issued pursuant to the Company’s Employee Stock Purchase Plan, as amended (the “Plan”).

     In accordance with the provisions of General Instruction E of Form S-8, Avnet, Inc. hereby incorporates by reference the contents of Avnet, Inc.’s currently effective Registration Statements on Form S-8 (Registration No. 33-62583 (including any amendments thereto), Registration No. 333-84671 and Registration No. 333-101039).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

          Certain matters with respect to the shares of Common Stock being registered hereunder are being passed upon by David R. Birk, Esq., whose opinion is filed as Exhibit 5.1 to this Registration Statement. Mr. Birk is Senior Vice President and General Counsel of the Registrant and the beneficial owner of 211,809 shares of the Registrant’s Common Stock, including 201,250 shares issuable upon exercise of employee stock options.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of David R. Birk, Esq., Senior Vice President and General Counsel of Avnet, Inc.
23.1	Consent of David R. Birk, Esq. (contained in Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of Grant Thornton LLP
23.4	Notice Regarding Consent of Arthur Andersen LLP
24.1	Powers of Attorney

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on January 21, 2004.

AVNET, INC.
By:	/s/ Raymond Sadowski

Name:	Raymond Sadowski
Title:	Senior Vice President and
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 21, 2004, by the following persons in the capacities indicated:

Signature	Title

* Roy Vallee	Chairman of the Board, Chief Executive Officer and Director

* Eleanor Baum	Director

* J. Veronica Biggins	Director

* Lawrence W. Clarkson	Director

* Ehud Houminer	Director

* James A. Lawrence	Director

* Ray M. Robinson	Director

* Frederic Salerno	Director

* Gary L. Tooker	Director

Signature	Title

/s/ Raymond Sadowski Raymond Sadowski	Senior Vice President and Chief Financial Officer

/s/ John F. Cole John F. Cole	Controller and Chief Accounting Officer

*By: /s/ Raymond Sadowski

Raymond Sadowski Attorney-in-Fact

EXHIBIT INDEX

Sequentially
Exhibit No.	Description	Numbered Page

5.1	Opinion of David R. Birk, Esq., Senior Vice President and General Counsel of Avnet, Inc.
23.1	Consent of David R. Birk, Esq. (contained in Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of Grant Thornton LLP
23.4	Notice Regarding Consent of Arthur Andersen LLP
24.1	Powers of Attorney